UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2023

Kadem Sustainable Impact Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40224	86-1306839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Broad Street, 14th Floor New York, NY	10004
(Address of principal executive office)	(Zip Code)

(917) 841-6202

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	KSICU	Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	KSI	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	KSICW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 16, 2023, Kadem Sustainable Impact Corporation, a Delaware corporation (the “Company”), issued a press release announcing certain updates to the Company’s previously announced plan to redeem all of its outstanding shares (the “public shares”) of Class A common stock, par value $0.0001 per share, effective as of the close of business on March 19, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation. The press release provides an updated estimate of the per-share redemption price for the public shares and states that funds in the Company’s trust account, including any interest thereon, will not be used to pay for any excise tax imposed under the Inflation Reduction Act of 2022. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release dated February 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2023

KADEM SUSTAINABLE IMPACT CORPORATION

By:	/s/ Charles Gassenheimer
Name:	Charles Gassenheimer
Title:	Chief Executive Officer and Secretary